Exhibit 8.1

[Letterhead of Sullivan & Cromwell LLP]

October 21, 2021

The Goldman Sachs Group, Inc.,

200 West Street,

New York, New York 10282.

Ladies and Gentlemen:

We have acted as United States federal income tax counsel to The Goldman Sachs Group, Inc., a Delaware corporation (the “Company”), in connection with the transactions (the “Mergers”) contemplated by the Agreement and Plan of Merger (as amended or otherwise modified from time to time), dated as of September 14, 2021, by and among the Company, Goldman Sachs Bank USA, a bank organized under the laws of the State of New York, GreenSky, Inc., a Delaware corporation (“GreenSky”), and GreenSky Holdings, LLC, a Georgia limited liability company. The Mergers are described in the joint proxy statement/prospectus and other proxy solicitation materials of the Company and GreenSky constituting a part thereof (the “Joint Proxy Statement/Prospectus”), which is included in the registration statement filed on or about the date hereof on Form S-4 by the Company (as amended or supplemented through the date hereof, the “Registration Statement”) in connection with the Mergers.

We hereby confirm to you that, insofar as they relate to matters of United States federal income tax law, the statements set forth under the caption “Material United States Federal Income Tax Consequences” in the Joint Proxy Statement/Prospectus included in the Registration Statement, subject to the qualifications, exceptions, assumptions and limitations contained herein and therein, represent our opinion as to the material United States federal income tax consequences of the Mergers.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Registration Statement. We also consent to the references to our firm under the caption “Material United States Federal Income Tax Consequences” in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Sullivan & Cromwell LLP
Sullivan & Cromwell LLP